Exhibit 10.1

AMENDMENT TO PURCHASE AGREEMENT

THIS AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”), is made and entered into on May 25, 2021, by and among (i) My Size Israel 2014 Ltd. (the “Company”); (ii) My Size, Inc. (the “Parent”); and (iii) Shoshana Zigdon, of 43 Shimon Ben Zvi Street, Givatayim, Israel (“Shoshana”).

WHEREAS, the Company and Shoshana entered into that certain Purchase Agreement, dated February 16, 2014 (the “Agreement”);

WHEREAS, Shoshana wishes to waive certain rights under the Agreement, in consideration for the issuance of shares of the Parent (which constitute less than 19.99% of the outstanding shares of the Parent immediately prior to entering into this Amendment), all as set forth in this Amendment below;

WHEREAS, prior to execution of this Amendment, the Company agreed to extend Shoshana’s option period under section 9.4 of the Agreement by an additional 30 days (i.e., until June 16, 2021); and

WHEREAS, the provisions contained in this Amendment shall be considered a valid alteration of the Agreement pursuant to Section 11.5 of the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.	Interpretation; Definitions

1.1.	The recitals above and schedules hereto constitute an integral part hereof.

1.2.	The headings of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.

1.3.	Capitalized terms used in this Amendment and not otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

1.4.	This Amendment shall constitute an integral part of the Agreement. The provisions of the Agreement shall continue to apply to the parties except where expressly modified or added to herein. In the event of any contradiction between the explicit provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall prevail.

2.	Amendment

2.1.	Subject to the issuance of the Shares (as defined below), Shoshana hereby irrevocably, unconditionally and absolutely waives: (i) any right to exercise the “option to purchase the property being Sold”, as set forth in Section 9.3 through Section 9.7 of the Agreement, and such Sections shall be deemed cancelled in their entirety, effective as of the date hereof; and (ii) all past, present and future rights in any of the intellectual property rights sold, transferred and assigned to the Company under the Agreement, and any modifications, amendments or improvements made thereto, including without limitation any compensation, reward or any rights to royalties (including under Section 5.1 of the Agreement) or to receive any payment or other consideration whatsoever in connection with such intellectual property rights, whether contractual, statutory or otherwise (collectively, the “Waiver”).

2.2.	In consideration of the Waiver, the Parent undertakes to issue to Shoshana 2,500,000 shares of Common Stock par value $0.001 per share (the “Shares”).

2.3.	As soon as practicable (and in any event within 30 calendar days of the date of this Amendment), the Company shall use commercially reasonable efforts to file a registration statement on Form S-3 (or Form S-1 if Form S-3 is unavailable) providing for the resale by Shoshana of the Shares (the “Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective within 60 days following the issuance of the Shares.

2.4.	Lock Up; Leak Out. For a period commencing on the date hereof and ending on November 1 2021, Shoshana agrees that she shall not, directly or indirectly, without the prior written consent of the Company, agree or offer to sell, sell short, grant an option to buy, dispose or otherwise transfer any Shares. Notwithstanding the above, following the effectiveness of the Registration Statement (“Effectiveness”) and subject to compliance with applicable securities laws, Shoshana will be entitled to sell the following amount of Shares: (i) As of July 30th, 2021 (but not before Effectiveness) – 625,000 Shares; (ii) As of August 31st , 2021 (but not before Effectiveness) – 625,000 Shares; (iii) As of September 30th, 2021 (but not before Effectiveness) – 625,000 Shares; (iv) As of October 31st, 2021 (but not before Effectiveness) – 625,000 Shares.

3.	Representations by Shoshana

3.1.	Shoshana hereby represents and warrants to the Parent, as of the date hereof, and as of each date in which she is issued Shares referred to in Section 2.2, as follows:

a.	that Shoshana is “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) and is not subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the U.S. Securities Act of 1933, as amended (the “Securities Act”);

b.	that Shoshana meets the conditions in order to be deemed as an one of the investors who are specified in Section 15A(b) of the Israeli Securities Law, 5728-1968;

c.	Shoshana understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon Shoshana’s investment intention. In this connection, Shoshana hereby represents that she is purchasing the Shares for her own account for investment and not with a view toward the resale or distribution to other;

d.	in case Shoshana is not a U.S. Person, that she (i) acknowledges that the Shares shall be considered “restricted securities” within the meaning of the SEC’s Rule 144 and the certificate(s) representing or evidencing the Shares will contain a customary restrictive legend restricting the offer, sale or transfer of the Shares except in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”)pursuant to registration under the Securities Act and as permitted thereunder, or pursuant to an available exemption from registration, (ii) agrees that all offers and sales by her of the Shares shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or a transaction not subject to the registration requirements of, the Securities Act, (iii) represents that the offer to purchase the Shares was made to her outside of the U.S., and she was, at the time of the offer and will be, at the time of the sale and is now, outside the U.S., (iv) has not engaged in or directed any unsolicited offers to purchase Shares in the U.S., (v) is neither a U.S. Person nor a Distributor (as such terms are defined in Rule 902(k) and 902(d), respectively, of Regulation S), (vi) is purchasing the Shares for her own account and not for the account or benefit of any U.S. Person, (vii) will be the sole beneficial owner of the Shares upon issuance and has not pre-arranged any sale with a any other stockholder of the Parent in the U.S., and (ix) is familiar with and understands the terms and conditions and requirements contained in Regulation S, specifically, without limitation, she understands that the statutory basis for the exemption claimed for the sale of the Shares would not be present if the sale, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act.

e.	at the date hereof, Shoshana does not own any shares of Common Stock of the Parent.

f.	either alone or together with its representatives, Shoshana has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Parent, and has so evaluated the merits and risks of such investment. Shoshana is able to bear the economic risk of an investment in the Parent and, at the present time, is able to afford a complete loss of such investment.

g.	Shoshana acknowledges that she has had the opportunity to review this Amendment and the Parent’s filings with the Commission and has been afforded, (i) the opportunity to ask such questions as she has deemed necessary of, and to receive answers from, representatives of the Parent concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Parent (ii) access to information about the Parent and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

h.	Shoshana has independently evaluated the merits of its decision to purchase the shares of Common Stock pursuant to this Amendment. Shoshana understands that nothing in this Amendment or any other materials presented by or on behalf of the Parent or Company to Shoshana in connection with the purchase of the Shares constitutes legal, tax or investment advice. Shoshana has consulted such legal, tax and investment advisors as she, in her sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares without reliance on any tax advice from the Company, the Parent or any of their respective shareholders, directors, officers, employees and agents.

i.	Notwithstanding anything contained herein, any tax consequences arising from the issuance of the Shares, from the payment for Shares covered thereby or from any other event or act in connection with the transactions contemplated hereunder, shall be borne solely by Shoshana.

4.	Indemnifications and Hold Harmless

4.1.	The Company and the Parent undertake to indemnify and hold Shoshana harmless from and against any and all losses, costs, damages or expenses of any kind and nature whatsoever (including, but not limited to, reasonable attorneys’ fees), but excluding any expenses attributable to tax matters, any indirect, incidental or consequential loss, such as, losses associated with, resulting from, or comprised of loss of profits, loss of use or revenue and any special or punitive losses or decrease in value of the Shares, which Shoshana incurs by reason of any claims or actions made against Shoshana by any other shareholder of the Parent in connection with or as a result of the issuance and/or the resale by Shoshana of the Shares which are the subject matter hereof and in this respect shall fully assume, at their own expense, Shoshana’s defense against any such claims or actions.

4.2.	Notwithstanding the foregoing, in no event will the total liability for indemnification by the Company and the Parent hereunder towards Shoshana exceed USD 50,000.

4.3.	Notwithstanding any of the above, to the extent any claims or actions shall be made against both Shoshana and the Company, the Company shall assume the legal defense for both defendants with counsel chosen by the Company and reasonably satisfactory to Shoshana and the Company shall exclusively bear all legal costs and expenses related thereto (for both defendants), provided it is hereby clarified that that the Company will not bear any legal costs or expenses incurred by Shoshana in connection with such claims or actions without the Company’s prior written approval.

5.	Miscellaneous

5.1.	Section 11 (Miscellaneous) of the Agreement shall apply mutatis mutandis to this Amendment.

IN WITNESS THEREOF, this Amendment has been duly executed on the date set forth above:

/s/ Or Kles /s/ Ronen Luzon
MY SIZE ISRAEL 2014 LTD.

Name:	Or Kles, Ronen Luzon

Title:	CFO, CEO

/s/ Or Kles, Ronen Luzon
MY SIZE INC.

Name:

Title:

/s/ Shoshana Zigdon
Shoshana Zigdon

[Signature Page | Amendment to Purchase Agreement| May 2021]